Exhibit 20.7
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                   For the Month of May 1999
                              Distribution Date of June 15, 1999
                                    Servicer Certificate #1

Original Pool Amount                                           $714,764,750.47



Beginning Pool Balance                                         $714,764,750.47
Beginning Pool Factor                                                1.0000000

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)         $23,636,450.49
     Interest Collected                                          $5,040,935.15

Additional Deposits:
     Repurchase Amounts                                                  $0.00
     Liquidation Proceeds / Recoveries                                   $0.00
Total Additional Deposits                                                $0.00

Repos / Chargeoffs                                                 $343,521.31
Aggregate Number of Notes Charged Off                                        0

Total Available Funds                                           $28,677,385.64

Ending Pool Balance                                            $690,784,778.67
Ending Pool Factor                                                   0.9664505

Servicing Fee                                                      $595,637.29

Repayment of Servicer Advances                                           $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                         $31,336,447.50
     Target Percentage                                                   5.25%
     Target Balance                                             $36,266,200.88
     Minimum Balance                                            $14,295,295.01
     (Release) / Deposit                                                 $0.00
     Ending Balance                                             $31,336,447.50

Current Weighted Average APR:                                           8.683%
Current Weighted Average Remaining Term (months):                        49.49

Delinquencies                                           Dollars        Notes
     Installments:                   1 - 30 days     $3,156,492.35     2,969
                                     31 - 60 days      $409,725.51       345
                                     60+  days          $37,444.70        35

     Total:                                          $3,603,662.56     2,970

     Balances:                       60+  days       $2,147,552.13        35

Memo Item - Reserve Account
     Prior Month                                    $28,590,590.02
+    Invest. Income                                          $0.00
+    Excess Serv.                                    $2,745,857.48
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $31,336,447.50

Exhibit 20.7
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of May 1999

                                                                                  NOTES

                              TOTAL           CLASS A - 1       CLASS A - 2      CLASS A - 3        CLASS A - 4     CLASS B NOTES
                          $714,764,750.47   $147,000,000.00   $197,000,000.00   $200,000,000.00   $145,745,000.00   $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                       100.00%             0.00%             0.00%             0.00%            0.00%
     Coupon                                         5.0025%           5.5500%           5.9500%           6.1300%          6.2200%

Beginning Pool Balance    $714,764,750.47
Ending Pool Balance       $690,784,778.67

Collected Principal        $23,636,450.49
Collected Interest          $5,040,935.15
Charge - Offs                 $343,521.31
Liquidation Proceeds/Recoveries     $0.00
Servicing                     $595,637.29
Cash Transfer from Reserve Acct.    $0.00
Total Collections Available
  for Debt Service         $28,081,748.35

Beginning Balance         $714,764,750.47   $147,000,000.00   $197,000,000.00   $200,000,000.00   $145,745,000.00   $25,019,750.47

Interest Due                $1,355,919.07       $245,122.50       $364,450.00       $396,666.67       $297,805.62       $51,874.28
Interest Paid               $1,355,919.07       $245,122.50       $364,450.00       $396,666.67       $297,805.62       $51,874.28
Principal Due              $23,979,971.80    $23,979,971.80             $0.00             $0.00             $0.00            $0.00
Principal Paid             $23,979,971.80    $23,979,971.80             $0.00             $0.00             $0.00            $0.00

Ending Balance            $690,784,778.67   $123,020,028.20   $197,000,000.00   $200,000,000.00   $145,745,000.00   $25,019,750.47
Note / Certificate Pool Factor                       0.8369            1.0000            1.0000            1.0000           1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions        $25,335,890.87    $24,225,094.30       $364,450.00       $396,666.67       $297,805.62       $51,874.28

Interest Shortfall                  $0.00             $0.00             $0.00             $0.00             $0.00            $0.00
Principal Shortfall                 $0.00             $0.00             $0.00             $0.00             $0.00            $0.00
     Total Shortfall                $0.00             $0.00             $0.00             $0.00             $0.00            $0.00
            (required from Reserve)
Excess Servicing            $2,745,857.48
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                  $31,336,447.50
(Release) / Draw                    $0.00
Ending Reserve Account
  Balance                  $31,336,447.50

Exhibit 20.7
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of May 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5              4                  3                  2                   1
                                            Jan-99         Feb-99              Mar-99             Apr-99             May-99
Beginning Pool Balance                       N/A             N/A                N/A                 N/A           $714,764,750.47

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                            N/A             N/A                N/A                 N/A               $343,521.31
    Recoveries                               N/A             N/A                N/A                 N/A                     $0.00

Total Charged Off (Months 5, 4, 3)           N/A
Total Recoveries (Months 3, 2, 1)          $0.00
Net Loss / (Recoveries) for 3 Mos            N/A (a)

Total Balance (Months 5, 4, 3)             $0.00(b)

Loss Ratio Annualized  [(a/b) * (12)]        N/A

Trigger:  Is Ratio > 1.5%                     No
                                                                                                                     May-99

B)   Delinquency Trigger:                                                                                           $2,147,552.13
     Balance delinquency 60+ days                                                                                        0.30046%
     As % of Beginning Pool Balance                                                                                           N/A
     Three Month Average

Trigger:  Is Average > 2.0%                   No

C)   Noteholders Percent Trigger:       4.38416%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer